CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #1022 to the Registration Statement on Form N-1A of Advisor Series Trust and to the use of our report dated March 1, 2021 on the financial statements and financial highlights of Capital Advisors Growth Fund, a series of shares of Advisor Series Trust. Such financial statements and financial highlights appear in the 2020 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                            /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 20, 2021